Exhibit 32.1

I, Richard J. DeVries, President and Chief Executive Officer of Pavilion Bancorp, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Annual Report on Form 10-K for the year ended December 31, 2005 which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(2)	the information contained in the Annual Report on Form 10-K for the year ended December 31, 2006 fairly presents, in all material respects, the financial condition and results of operations of Pavilion Bancorp, Inc.

Dated: March 19, 2007

/s/ Richard J. DeVries —————————————— Richard J. DeVries President and Chief Executive Officer